EXHIBIT 10.5

                      ADDENDUM TO ASSET PURCHASE AGREEMENT

         This addendum is entered into this of March 1997, by and among FIRST CHOICE AUTO FINANCE, INC., a Florida Corporation (the "Buyer"), JACK WINTERS ENTERPRISE, INC. d/b/a Motorcars of Stuart, an Illinois corporation (THE "SELLER"), JACK WINTERS, an individual ("JW") and F. CRAIG CLEMENTS, an individual ("CC") and, collectively WITH JW (THE "STOCKHOLDERS");

                                   WITNESSETH

         WHEREAS, Seller, Buyer and Stockholders entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") on or about December 19, 1996;

         WHEREAS, the Buyer has provided a deposit of $100,000 pursuant to Section 3.2 of the Asset Purchase Agreement;

         WHEREAS, the parties wish to amend the Asset Purchase
Agreement by this Addendum;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

         1.  EFFECT OF THE ADDENDUM

                  1.1 This addendum affects those issues contained herein only. The remainder of the Asset Purchase Agreement not Affected by this Addendum remains in full force anD effect.

         2.  PAYMENT OF PURCHASE PRICE

                  2.1 Payment of the Purchase Price is contained within section
3.2 of the Asset Purchase Agreement between the parties.

                  2.2 The Purchase price as defined by Section 3.1 of the Asset Purchase Agreement was to be paid as set forth in section 3.2 of the Asset Purchase Agreement. Section 3.2(b)(iii) is deleted from the Asset Purchase Agreement. The following language shall replace this section:

         (iii) As to the next $300,000, Smart Choice Automotive Group, Inc. ("Smart Choice") shall issue to the Seller (or if so designated by written instruction of both Stockholders, to the Stockholders) shares (the "Shares") of Common Stock of Smart Choice ("Common Stock") determined by dividing $300,000 by the average last sale price for the Common Stock on Nasdaq for the three business days prior to the date of execution of this Addendum. Smart Choice agrees to file a registration statement that includes the Shares within 120 days from the date of this Addendum, and agrees to use its best efforts to cause such registration statement

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to become effective. The Shares shall be issuable to the Seller on the closing of the transactions contemplated hereby. In the event that the Shares have not been registered under the Securities Act of 1933, as amended, by 60 days from the date of filing of such registration statement, then at the written request of the Seller at the Seller's option, Smart Choice shall purchase the Shares from the Seller for a purchase price per share equal to the average last sale price set forth above used to determine the number of Shares to be issued to the Seller hereunder.

         (iv) As to the next $342,500 the Buyer shall deliver at Seller's option a certified or cashier's check or wire transfer of immediately available funds to the Seller in the amount of $342,500 on the date of execution of this Addendum.

         (v) As to the balance of the Purchase Price, if any, by means of a certified or bank cashier's check payable to the Seller (or at the Seller's option) by wire transfer of immediately available funds to the account designated therefor by the Seller prior to the Closing Date.

                  2.3 The Buyer has delivered a total of $442,500 to the Seller on or before the execution of this Addendum. The $442,500 cash portion of this Addendum will be tendered to Seller as a good faith deposit upon the execution of the attached Management Agreement. This good faith deposit will not be paid to Seller's counsel and no escrow agreement will be created. Instead the good faith deposit will be paid directly to Seller and will be immediately available for use of Seller. Upon receipt of the $442,500, Seller and the Stockholders will tender to Buyer a Promissory Note on which the Seller and the Stockholders are co-obligors, to evidence the Seller's and the Stockholders' obligation to return the good faith deposit to the Buyer on the terms set forth herein. Such note shall be secured by the assets of the Seller and will also evidence the Seller's obligation under Section 9(d) of the Management Agreement attached hereto to pay the Buyer in cash at closing any amount the Buyer pays under
Section 9(d) of the Management Agreement to First National Bank of Stuart (the "Bank") with respect to the capital loan from the Bank to the Seller. At closing, the good faith deposit will be applied to the purchase price giving Buyer credit for the same. On closing and on payment to the Buyer of the amount, if any, that the Buyer has paid to the Bank pursuant to Section 9(d) of the Management Agreement, such note will be returned marked paid in full. On termination of the Asset Purchase Agreement pursuant to Section 10(i) thereof, the Buyer shall return such note to the Seller marked paid in full. On termination of the Asset Purchase Agreement pursuant to Section 10(ii) or (iv) thereof and on payment to the Buyer of the amount, if any, that the Buyer has paid to the Bank pursuant to Section 9(d) of the Management Agreement and the amount of the good faith deposit, the Buyer shall return such note to the Seller marked paid in full. On termination of the Asset Purchase Agreement pursuant

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to Section 10(iii) thereof and on payment to the Buyer of the amount, if any, that the Buyer has paid to the Bank pursuant to Section 9(d) of the Management Agreement, the Buyer shall return such note to the Seller marked paid in full. Nothing in this paragraph, Addendum or Asset Purchase Agreement affects the rights of any party for damages due to breach of the Management Agreement.

3.  FRANCHISE APPLICATION

         3.1 Buyer will make a complete application, which will include the documents specified in the January 16, 1997, correspondence to Robert Creger from Volvo Cars of North America, Inc. attached hereto as Exhibit "A", not later than 15 days after the date hereof to become a Dealer with Volvo. Failure to make such application will be a material breach of the Asset Purchase Agreement and this Addendum.

         3.2 Section 7.6 of the Asset Purchase Agreement is hereby amended to delete the consent of Volkswagen as a condition to closing hereunder. Buyer acknowledges that Seller has advised that Volkswagen has terminated Seller's franchise.

4.  MANAGEMENT AGREEMENT

         4.1 Buyer and Seller will enter into the Management Agreement attached.

         4.2 Buyer and Seller recognize that Buyer will be operating the store pursuant to the Management Agreement attached hereto. However, Buyer specifically recognizes Shareholders right to maintain an office at the dealership until the time of closing.

5.  CLOSING

         5.1 The parties contemplate franchisor/factory approval within 30 days of submittal. The parties seek franchisor/factory to act quickly and in good faith to complete the approval period as set forth. Both parties realize that should the franchisor/factory not act expeditiously the value of this transaction to both parties is harmed. Closing will occur 5 business days after factory approval at The First National Bank And Trust Company, Stuart, Florida, or such other location the parties may agree.

         The parties hereto agree that Section 10.1c of the Asset Purchase Agreement is hereby amended to provide that the Outside Closing Date shall be 60 days after the date hereof.

         6.  TERMINATION

         6.1 The parties hereto agree that Section 10.1 of the Asset Purchase Agreement shall be amended to provide in its entirety as follows:

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         This Agreement may be terminated at any time prior to the Closing: (i)
by the mutual written consent of the parties hereto; (ii) by the Buyer if the Seller or the Stockholders shall have committed a material breach of the Asset Purchase Agreement as amended by the Addendum and the Seller or the Stockholders shall not have cured such breach within 10 days after the Buyer shall have given written notice of such breach to the Seller and the Stockholders; (iii) by the Seller if the Buyer shall have committed a material breach of the Asset Purchase Agreement as amended by the Addendum and the Buyer shall not have cured such breach within 10 days after the Seller shall have given written notice of such breach to the Buyer; (iv) the Closing shall not have occurred by the Outside Closing Date, provided however that if on the Outside Closing Date Volvo shall not have rejected the Buyer's application to become a Volvo dealer, the Outside Closing Date shall be automatically extended for an additional 15 days. In the event that this Agreement is terminated pursuant to Section 10.1(i), (ii),
(or)(iv) hereof, then the Seller shall return to the Buyer the $442,500 good faith deposit provided by the Buyer to the Seller pursuant to Section 2.4 of the Addendum. In the event that this Agreement is terminated pursuant to Section 10.1(iii) hereof, then the Seller shall be entitled to retain the $442,500 good faith deposit as liquidated damages.

         7.  ASSIGNMENT

         The Buyer shall have the right to assign the Asset Purchase Agreement to any affiliate of the Buyer.

         8.  MISCELLANEOUS

         8.1 The representations and warranties of the Buyer, the Seller, and the Stockholders set forth in the Asset Purchase Agreement are true and correct on the date of execution of the Addendum.

         8.2 References herein to the Asset Purchase Agreement shall refer to the Asset Purchase Agreement as amended by the Addendum.

         IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth.

                                       FIRST CHOICE AUTO FINANCE, INC.


                                       By: /s/ Robert E. Creger
                                          -------------------------------

                                       JACK WINTERS ENTERPRISES, INC.


                                       By: /s/ Jack Winters
                                          -------------------------------


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                                     /s/ Jack Winters
                                     --------------------------------------
                                     Jack Winters, individually


                                     /s/ F. Craig Clements
                                     ---------------------------------------
                                     F. Craig Clements, individually


         The undersigned, Smart Choice Automotive Group, Inc. joins in this Addendum for purposes of Section 2.2(iii) hereof.

                                     SMART CHOICE AUTOMOTIVE GROUP, INC.


                                     By: /s/ Roger E. Creger
                                        ---------------------------------





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